UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2014
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executivoffices, including ZIP Code)

Registrant's telephone number, including area code:   (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 1, 2014, CAI International, Inc. (the “Company”) entered into a stock purchase agreement with Hiromitsu Ogawa, the Company’s founder and Chairman of the Board, pursuant to which the Company is purchasing 200,000 shares of the Company’s common stock from Mr. Ogawa at $21.90 per share (the “Stock Purchase Agreement”).  The Stock Purchase Agreement contains customary representations, warranties and covenants.  As Mr. Ogawa is a related party, this transaction was reviewed and approved by the Audit Committee of the Company’s Board of Directors.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 2, 2014, the Company issued a press release to announce the purchase of the shares from Mr. Ogawa and his affiliate.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Stock Purchase Agreement, dated May 1, 2014, among CAI International, Inc., Hiromitsu Ogawa and the Ogawa Family Limited Partnership.
99.2	Press Release dated May 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: May 2, 2014	By: /s/ Timothy B. Page Name: Timothy B. Page Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Stock Purchase Agreement, dated May 1, 2014, among CAI International, Inc., Hiromitsu Ogawa and the Ogawa Family Limited Partnership.
99.2	Press Release dated May 2, 2014.